Exhibit 10.13

wfinestone@blankrome.com	2029 Century Park East Sixth Floor Los Angeles, California 90067 Telephone: (424) 239-3868 Facsimile: (424) 239-3812	FILE NUMBER

AGREEMENT ESTABLISHING

THE FRED CHANG PARTNERS TRUST

Upon the death or incapacity of either Trustor, the other Trustor should consult with a lawyer to ensure prompt completion of certain required actions.

Boca Raton ● Cincinnati ● Houston ● Los Angeles ● New York ● Philadelphia ● Princeton ● San Francisco ● Shanghai ● Tampa ● Washington ● Wilmington

AGREEMENT ESTABLISHING

THE FRED CHANG PARTNERS TRUST

This Agreement Establishing The Fred Chang Partners Trust (“Trust”) is executed this      day of October, 2015, by Fred Chang (“Husband”) and Irene Chang (“Wife”), as Trustors, and Lee C. Cheng (“Cheng”), the Chief Legal Officer of Newegg, Inc. (“Newegg”), as Trustee. This Agreement establishes “THE FRED CHANG PARTNERS TRUST.”

ARTICLE I

RECITALS

The Trustors are married and are citizens of the United States of America. The Trustors have              children now living, namely                  and                   .

ARTICLE II

TRUST ESTATE

The Trustors hereby transfer or have caused to be transferred to the Trustee, without consideration,               shares of Newegg, Series A Preferred A Stock (“Newegg Shares;” the term “Newegg Shares” also shall include any other class or series of Newegg capital stock issued in exchange for the Series A Preferred A Stock). The Trustee hereby agrees to administer and distribute, in accordance with the provisions hereof, the Newegg Shares, together with any other property acceptable to the Trustee that anyone from time to time may add to the Trust. For convenience, all property initially or hereafter transferred to the Trust, including without limitation any property passing to the Trust at a Trustor’s death by the terms of the Last Will of that Trustor as duly admitted to probate or by beneficiary designation or otherwise, hereinafter sometimes is termed the “Trust Estate.” All property transferred to the Trust shall be community property and shall remain community property after its transfer. Each Trustor intends to transmute any separate property owned by that Trustor to community property pursuant to the provisions of California Family Code (“Fam. Code”) Section 850(b) in accordance with Fam. Code Section 852, and the Trustors also specifically intend to transmute all of their joint tenancy property interests from joint tenancy property to community property in accordance with the provisions of Fam. Code Section 852. Each Trustor also hereby waives any right to reimbursement specified in Fam. Code Section 2640 for any contribution of that Trustor’s separate property to the community property transferred to the Trust. It is the Trustors’ intention that the Trustee shall have no more extensive power over any community property transferred to the Trust than either of the Trustors would have had under Fam. Code Sections 1100 and 1102 had this Trust not been created, and this instrument shall be so interpreted to achieve this intention. This limitation shall terminate on the death of either Trustor.

ARTICLE III

POWER TO REVOKE OR TO AMEND

A. During Trustors’ Joint Lifetime

1. Power to Revoke

During the joint lifetime of the Trustors, the Trust may be revoked in whole or in part only by an instrument in writing signed by either Trustor and delivered to the Trustee and to the other Trustor. In the event of revocation, the Trustee promptly shall deliver to the Trustors or their designee all or the specified portion of the Trust Estate; community property assets delivered to the Trustors shall continue to be their community property and shall be held and administered by the Trustors as community property.

2. Power to Amend

During the joint lifetime of the Trustors, they at any time and from time to time may amend any of the terms hereof only by an instrument in writing signed by both Trustors and delivered to the Trustee; provided, however, that any amendment substantially affecting the Trustee’s duties, liabilities, or compensation shall not be effective without the consent of the Trustee.

B. Surviving Trustor

If Husband is the first Trustor to die, the Trust shall terminate in accordance with the provisions of Article V hereof. If Wife is the first Trustor to die, Husband shall continue to have the power to revoke or to amend the Trust in whole or in part. On revocation the Trustee promptly shall deliver to Husband or Husband’s designee all or the specified portion of the Trust Estate. Revocation and amendment shall be made only in the manner described in paragraphs A-1 and A-2 of this Article III, respectively, except that only Husband’s signature is required. On Husband’s death, the Trust thereafter may not be revoked or amended. The provisions of Articles 2 and 3 of Chapter 2 of Part 1 of Division 5 of the California Probate Code do not apply to this Trust.

C. Powers Personal to Trustors

The powers of the Trustors to revoke or to amend this instrument are personal to them and shall not be exercisable on their behalf by any conservator, except that revocation or amendment by a conservator may be authorized, after notice to the Trustee, by the Court that appointed the conservator, and except that any power of a Trustor to revoke or to amend this instrument may be exercised on the Trustor’s behalf by a duly appointed attorney-in-fact if and to the extent that the appointing instrument clearly and expressly authorizes the attorney-in-fact to exercise those powers with respect to this instrument.

ARTICLE IV

DISTRIBUTION DURING THE

JOINT LIFETIME OF THE TRUSTORS

During the joint lifetime of the Trustors, the Trustee shall distribute to those persons designated by Husband in a writing delivered to the Trustee the number of Newegg Shares specified by Husband, which Newegg Shares shall be subject to the provisions of that certain Restricted Share Award Agreement (‘Plan’),” a copy of which is attached hereto as Exhibit C. In addition, the Trustee shall pay to the Trustors as much of the income and principal of the Trust Estate as the Trustee, in the Trustee’s discretion, deems necessary for their reasonable health, support, maintenance, and general welfare. In addition, the Trustee shall pay to the Trustors as much of the income and principal of the Trust Estate as either Trustor shall request in writing. The Trustors shall have the same duty to use community property income and principal received hereunder for the Trustors’ benefit as they have with respect to any other community property. Every distribution to the Trustors from the community property trust assets shall retain the character of community property, and shall be held and administered as community property by the distributee.

ARTICLEV

DISTRIBUTION UPON HUSBAND’S DEATH

If Wife is the first Trustor to die, the Trustee thereafter shall continue to administer and distribute the Trust Estate as provided herein. Upon Husband’s death, the trust shall terminate and the Trustee shall distribute the undistributed Newegg Shares to Wife or her designee if she survives Husband, and if she does not, in equal shares to the Trustors’ children who survive Husband, and if there are none, to the Trustors’ heirs.

ARTICLE VI

TRUSTEE

A. Appointment of Trustee. Cheng hereby is appointed as Trustee hereof. In the event of his death, disability, removal by Husband, or resignation, Husband may appoint one or more successor Trustees, to serve from time to time at Husband’s pleasure. In the event of the death, disability, refusal to serve, or resignation of all Trustees appointed hereunder, the Chief Legal Officer of Newegg is appointed as Trustee hereof.

B. General. The term “Trustee” as used herein shall refer to the Trustee or Co-Trustees who may be serving from time to time. No bond shall be required of any person appointed as Trustee, regardless of residence and whether serving jointly or alone.

ARTICLE VII

LEGAL REPRESENTATION

Blank Rome LLP has drafted this instrument on behalf of Newegg in connection with the implementation and administration of the Plan, and has not represented the Trustors nor the Trustee in connection herewith. Each party hereto must consult with and rely exclusively upon his or her own advisors for legal and tax advice.

ARTICLE VIII

INCORPORATION OF

GENERAL PROVISIONS AND POWERS

General provisions relating to the administration of the Trust, and to the powers of the Trustee, are attached hereto as Exhibits A and B, respectively, and hereby expressly are incorporated herein.

IN WITNESS WHEREOF, the Trustors and the Trustee have executed this AGREEMENT ESTABLISHING THE FRED CHANG PARTNERS TRUST as of the date first set forth above.

TRUSTORS:	TRUSTEE:

FRED CHANG	LEEC. CHENG

IRENE CHANG

GENERAL PROVISIONS

The following provisions shall apply to the Trust.

A. Separation of Provisions

If any provision hereof is unenforceable, the remaining provisions nevertheless shall be carried into effect.

B. Accumulated Income

1. Any net income not distributed to a beneficiary shall be accumulated and added to principal.

2. Except as otherwise specifically provided herein, at the termination of any beneficiary’s interest in the Trust, income accrued or accumulated for payment to that beneficiary shall be allocated to the beneficiaries entitled to the next succeeding interest in the same proportions as is principal. The Trustee shall not be required to prorate taxes and other current expenses to the date of termination. Among successive beneficiaries, all taxes and other current expenses shall be deemed to have been paid and charged to the period in which they were paid.

C. Spendthrift Provisions

Except as otherwise specifically provided herein, no interest in the principal or income of the Trust shall be anticipated, assigned, encumbered, or subject to any creditor’s claim or to legal process prior to its actual receipt by a beneficiary.

D. Notice to Trustee

Unless the Trustee has received written notice of the occurrence of an event affecting the beneficial interests in the Trust Estate, the Trustee shall not be liable to any beneficiary of the Trust Estate for distributions made as though that event had not occurred.

E. Alternate Valuation Election

Notwithstanding that by the terms hereof a distribution, transfer, or division of Trust property may be required by reason of the death of a beneficiary of the Trust Estate, the Trustee may delay that distribution, transfer, or division to avoid the loss of the alternate valuation election for federal estate tax purposes; provided, however, that during the lifetime of the surviving Trustor, the Trustee may not delay that distribution, transfer, or division upon receipt of the written objection of the surviving Trustor.

EXHIBIT A TO THE FRED CHANG PARTNERS TRUST

F. Definitions

1. General. As used herein, the masculine, feminine, or neuter gender, and the singular or plural number or tense, each shall be deemed to include the others whenever the context so indicates.

2. “Survives.” As used herein, the term “survives” means “survives for ninety (90) days.”

3. “Heirs”. Any property to be distributed hereunder to the “Trustors’ heirs” shall be distributed one-half(½) to those persons who then would be Husband’s heirs, and one-half(½) to those persons who then would be Wife’s heirs, their identities and respective shares to be determined as though each Trustor’s death then had occurred and according to the laws of the State of California then in effect relating to the succession of separate property not acquired from a predeceased spouse or ancestor.

G. Applicable Law

This instrument is executed by the Trustors while residing in the State of California and shall be interpreted and applied in accordance with the laws of the State of California in force from time to time. This paragraph shall apply regardless of any change in residence of the Trustee or any beneficiary, or the appointment or substitution of a Trustee residing or doing business in another state, unless all of the beneficiaries of the Trust then entitled or authorized in the Trustee’s discretion to receive distributions of Trust income agree to apply the laws of another jurisdiction.

H. Resignation and Succession of Trustee

1. Resignation

A Trustee may resign at any time by giving written notice, thirty (30) days before that resignation shall take effect, to the successor Trustee and to the Trustors. The resigning Trustee shall transfer the entire Trust Estate to the successor Trustee and thereupon shall be discharged as Trustee and shall have no further discretions or obligations with respect to the Trust Estate.

2. Succession

a. For purposes of Article VI hereof, “disability” shall include any physical or mental condition of an individual Trustee, whether arising from accident, illness, or otherwise, that causes that Trustee to be unable to conduct the regular affairs of the Trust Estate, including endorsement for receipt of funds and writing of checks for disbursement of funds from the Trust Estate, and which condition probably will extend for a period of more than ninety (90) days. That condition of disability shall be evidenced by the written certificate of a licensed physician, and shall be accompanied by Husband’s written adoption of that certificate. No licensed physician who executes a medical opinion of disability shall be subject to liability because of that execution. The Trustee hereby waives any privilege that may apply to release of information included in that physician’s declaration and to the execution of that declaration, and in order to continue serving as a Trustee, that Trustee must waive any privilege that may apply to release of information included in that physician’s declaration and to the execution and delivery of that declaration. No signatures need be acknowledged before a notary public.

(Page 2 of Exhibit A)

b. Any third person dealing with a successor Trustee shall accept, and shall be entitled to rely absolutely upon, the statement of that successor Trustee that the successor Trustee has become the Trustee in accordance with the provisions hereof and shall be under no obligation to make any investigation of the facts or circumstances of the assumption of authority by that successor Trustee.

c. A successor Trustee shall not be made subject to any claim or demand by any beneficiary of the Trust Estate by reason of the successor Trustee commencing to act as Trustee in accordance with the provisions hereof.

d. No successor Trustee shall be liable for any act, omission, or default of a predecessor Trustee. No successor Trustee shall have any duty to investigate or review any action of a predecessor Trustee and may accept the accounting records of the predecessor Trustee showing assets on hand without further investigation and without incurring any liability to any person claiming an interest in the Trust Estate.

I. No Acknowledgments

California law does not require the signatures hereon to be acknowledged before a notary public.

J. Accounts and Reports

The Trustee shall be relieved from liability to a beneficiary who fails to object to an item in an interim or final account or other written report within 180 days from the beneficiary’s receipt of the account or report, subject to the provisions of Probate Code Section 16461. No beneficiary (other than a Trustor) shall have the right to question the acts or failures to act of the Trustee during the Trustor’s life. The Trustee is authorized to commence a proceeding, whether formal or informal, for the settlement of the Trustee’s account, and the expenses of the Trustee in such a proceeding shall be paid from the principal of the Trust.

K. Payments and Notices to Persons Under Disability

The Trustee, in the Trustee’s discretion, may make payments and give notices to any beneficiary under disability by making payments or giving notices to the custodian of the beneficiary’s person, or to any other suitable adult with whom the beneficiary resides, or the Trustee may apply payments directly for the beneficiary’s benefit.

[END OF EXHIBIT A]

(Page 3 of Exhibit A)

POWERS OF THE TRUSTEE

To fulfill the purposes of the Trust, and subject to any limitations stated elsewhere herein, the Trustee is vested with the following powers with respect to the Trust Estate, and to any part thereof, in addition to those powers now or hereafter conferred by law.

A. General Powers

1. To manage, to control, to grant options to purchase, to contract to sell or to sell (for cash or on deferred payments), to convey, to exchange, to partition, to divide, to improve, and to repair Trust property.

2. To lease Trust property for terms within or beyond the term hereof for any purpose, including exploration for, and removal of, gas, oil, and other minerals, and to enter into community oil leases and pooling and unitization agreements.

3. To borrow money and to encumber or to hypothecate Trust property by mortgage, deed of trust, pledge, or otherwise. No lender shall be bound to see to or be liable for the application of the proceeds. Except for a Trustor who is serving as Trustee, no other Trustee shall be personally liable for a loan to the Trust; each loan to the Trust shall be payable only out of trust assets.

4. To commence or to defend litigation with respect to the Trust Estate at the expense of the Trust Estate.

5. To compromise or otherwise to adjust any claims or litigation against or in favor of the Trust Estate.

6. With respect to securities held in the Trust Estate, to have all of the rights, powers, and privileges of an owner, including without limitation the power to vote, to give proxies, to pay assessments, to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers, liquidations, sales, and leases, and incident to that participation, to deposit securities with, and to transfer title to, any protective or other committee on such terms as the Trustee may deem advisable, and to exercise or to sell stock subscription or conversion rights.

7. To hold securities or other property in the Trustee’s name as Trustee hereof, or in the Trustee’s own name, or in the name of a nominee, or the Trustee may hold securities or other property unregistered in such condition that ownership will pass by delivery.

EXHIBIT B TO THE FRED CHANG PARTNERS TRUST

8. To abandon any property or interest therein if, in the Trustee’s discretion, that abandonment is in the best interest of the Trust and its beneficiaries.

9. To carry, at the expense of the Trust Estate, insurance of such kinds and in such amounts as the Trustee deems advisable to protect the Trust Estate against any hazard.

B. Retention of Trust Property

1. The Trustee is authorized to continue to hold all Newegg Shares that the Trustee receives or acquires under the Trust Estate in connection with administration of the Plan.

2. With respect to any Newegg Shares, the Trustee is authorized to vote that stock to continue Newegg business in such manner and for such time as the Trustee deems advisable, or to enlarge or to diminish the scope or nature ofNewegg’s activities. The Trustee also is authorized to vote the Newegg Shares so as to elect himself as a member of the Newegg Board of Directors.

3. Notwithstanding any other provision hereof or any rule of law requiring diversification of trust assets, the Trustee is authorized and directed to retain all Newegg Shares contributed to the Trust.

C. Determination of Principal and Income

Except as otherwise specifically provided herein, the determination of all matters with respect to what is principal and what is income of the Trust Estate, and the apportionment and allocation of receipts and expenses between these accounts, shall be governed by the provisions of the California Uniform Principal and Income Act from time to time existing. Any matter relating to the determination of principal and income for which no provision is made either herein or therein shall be determined by the Trustee, in the Trustee’s discretion.

D. Employment of Agents

The Trustee may employ accountants, appraisers, attorneys, attorneys-in-fact, brokers, custodians, financial institution account signatories, investment advisors, investment counsellors, and such other agents as the Trustee may deem advisable and may pay reasonable compensation for their services.

(Page 2 of Exhibit B)

E. Tax Provisions

The Trustee may join in making an election under Internal Revenue Code Section 645 to treat any qualified revocable trust (as defined in Internal Revenue Code Section 645) created in whole or in part by a Trustor as part of that Trustor’s estate for income tax purposes, and to make (or join in making) any adjustments and allocations of distributable net income, tax liabilities, and other consequences of whatever nature resulting from that election, that the Trustee, in the Trustee’s discretion, may deem appropriate. The Trustee shall not be liable to any beneficiary for any election made (or not made) in good faith.

F. Retention of Assets on Termination

Upon the termination of the Trust, the Trustee may retain sufficient assets for a reasonable period of time as a reserve against any future liabilities assessed because of the existence of the Trust.

[END OF EXHIBIT B]

(Page 3 of Exhibit B)

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUST THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

The Fred Chang Partners Trust
Restricted Share Award Agreement

THIS AGREEMENT is made effective as of the     day of                ,20       (the “Grant Date”) between The Fred Chang Partners Trust (the “Trust”), and                         (the “Grantee”).

WHEREAS, Tekhill USA LLC, a limited liability company (“Tekhill”), is owner and record holder of              shares of Series A Preferred A Stock of Newegg Inc., a Delaware corporation (“Newegg”) (including any shares of Newegg capital stock into which such Series A Preferred A Stock may be converted or exchanged) (“Newegg Shares”);

WHEREAS, Tekhill has transferred or shall transfer Newegg Shares to the Trust for the purposes of the Fred Chang Partners Incentive Program (“Incentive Program”): and

WHEREAS, the Trust desires to incentivize key individuals employed by an Affiliate (as defined in Section 4.B.i.) with a grant of Newegg Shares (“Restricted Newegg Shares”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1. Number of Restricted Newegg Shares. The Trust grants                   Restricted Newegg Shares to Grantee.

2. Deposit of Restricted Newegg Shares in Grantee Share Account. Upon grant of the Restricted Newegg Shares, the Trust shall establish a share account in Grantee’s name (the “Grantee Share Account”) and allocate the Restricted Newegg Shares into the Grantee Share Account.

3. Restrictions on Ownership and Transfer of Restricted Newegg Shares. Except as set forth in this Agreement, the Restricted Newegg Shares shall be subject to the risk of forfeiture and shall not be transferable. The Restricted Newegg Shares, until said restrictions expire pursuant to this Agreement, shall not be subject in atiy manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Grantee or the Grantee’s beneficiary, except transfer by will or by the laws of descent and distribution.

EXHIBIT C TO THE FRED CHANG PARTNERS TRUST

4. Expiration of Risk of Forfeiture.

A. Expiration Schedule. The risk of forfeiture applicable to the Restricted Newegg Shares shall expire over a 15-year period following the Grant Date in equal annual installments (1/15th on each anniversary of the Grant Date) so long as Grantee continues to serve as an employee, contractor, consultant, director or advisor to an Affiliate (“Service”)). Each such Restricted Newegg Share for which the risk of forfeiture has expired is referred to as a “Vested Newegg Share”.

B. Acceleration of the Expiration Schedule.

i. Acquisition of Newegg. In the event of an Acquisition of Newegg, all Restricted Newegg Shares shall become Vested Newegg Shares immediately upon the effective date of the Acquisition. For the purposes of this Agreement, “Acquisition” means (i) any consolidation or merger of Newegg with or into any other corporation or other entity or person (other than Fred Chang, any of his Affiliates (as defined below) and any lineal descendant of Mr. Chang, any widow or then current spouse of Mr. Chang or of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, any entity which is at least forty percent (40%) beneficially owned by any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing (Fred Chang, his Affiliates and any one or more of the foregoing being sometimes hereinafter referred to as the “Chang Group”)) in which the stockholders of Newegg prior to such consolidation or merger own, directly or indirectly, less than fifty percent (50%) of the continuing or surviving entity’s voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of Newegg; or (ii) a sale or other disposition of capital stock of Newegg holding at least a majority of the voting power or a sale or other disposition of all or substantially all of the assets of Newegg, in each case to any entity or person other than the Chang Group. For purposes of this Agreement, the term “Affiliate” shall mean any partnership, corporation, firm, joint venture, association, trust, unincorporated organization or other entity that, directly or indirectly through one or more intermediaries, is controlled by Mr. Chang or any other member of the Chang Group, where the term “controlled by” means the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through the ownership of voting interests or voting securities, as the case may be, by contract or otherwise.

ii. Public Offering of Newegg Shares. In the event of any underwritten public offering of Newegg Shares, including an initial public offering of Newegg Shares (or any class or series of Newegg securities into which Newegg Shares may be converted or exchanged) pursuant to an effective registration statement filed under the Securities Act of 1934 (the “Securities Act”), all Restricted Newegg Shares shall become Vested Newegg Shares immediately upon the effective date of the public offering of Newegg Shares.

iii. Dissolution of Trust. In the event that the Trust is dissolved for any reason, all Restricted Newegg Shares shall become Vested Newegg Shares immediately upon the effective date of the of dissolution.

5. Forfeiture of Restricted Newegg Shares upon Grantee’s Termination of Service. Upon Grantee’s termination of Service, for any reason, all of the Restricted Newegg Shares that are not Vested Newegg Shares as of the termination of Service date, immediately shall be surrendered to the Trust without consideration paid to Grantee.

6. Grantee’s Right to Sell or Otherwise Transfer the Vested Newegg Shares.

A. Right Triggered by Tekhill’s Sale of any or all of the Newegg Shares that it Holds. Upon the sale or other transfer for value by Tekhill (or any successor entity or holder of the Newegg Shares held by Tekhill as of the Grant Date) of any or all of the Newegg Shares that it holds, a pro rata percentage of Grantee’s Vested Newegg Shares, as determined by the Sales Ratio defined below, will become eligible for sale or transfer by Grantee. The Grantee shall have full and sole discretion to determine whether or how many Vested Newegg Shares eligible for sale shall be sold or transferred. The Trust shall determine the “Sales Ratio”, which is the number of Newegg Shares to be sold by Tekhill divided by the total number of Newegg Shares held by Tekhill.

B. Right Triggered by Acquisition of Newegg, Grantee’s Termination of Service, the Public Offering of Newegg Shares, or upon Dissolution of the Trust. In the event of the Acquisition of Newegg, Grantee’s termination of Service, the public offering of Newegg Shares, as described in Section 4.B.ii., or upon the dissolution of the Trust, all Vested Newegg Shares held by Grantee will be eligible for sale or transfer by Grantee.

7. Right of First Refusal.

A. Grant of Right of First Refusal. In the event Grantee, Grantee’s legal representative, or other holder of Vested Newegg Shares received under this Agreement proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Vested Newegg Shares that are eligible for sale or transfer pursuant to Section 6 (the “Transfer Shares”) to any person or entity, including, without limitation, any stockholder of Newegg, the Trust shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 7 (the “Right of First Refusal”).

B. Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Grantee shall deliver written notice (the “Transfer Notice”) to the Trust describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the fair market value of the Transfer Shares. If Grantee proposes to transfer any Transfer Shares to more than one Proposed Transferee, Grantee shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both Grantee and the Proposed Transferee and must constitute a binding commitment of Grantee and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

C. Bona Fide Transfer. If the Trust determines that the information provided by Grantee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Trust shall give Grantee written notice of Grantee’s failure to comply with the procedure described in this Section 7, and Grantee shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 7. Grantee shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

D. Exercise of Right of First Refusal. If the Trust determines the proposed transfer to be bona fide, the Trust shall have the right to purchase all, but any or all, of the Transfer Shares at the purchase price and on the terms set forth in the Transfer Notice by delivery to Grantee of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Trust. The Trust’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Trust’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by Grantee or issued by a person other than Grantee with respect to a proposed transfer to the same Proposed Transferee. If the Trust exercises the Right of First Refusal, the Trust and the Grantee shall thereupon consummate the sale of the Transfer Shares to the Trust on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Trust (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Trust shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Trust. For purposes of the foregoing, cancellation of any indebtedness of Grantee to the Trust shall be treated as payment to Grantee in cash to the extent of the unpaid principal and any accrued interest canceled.

E. Failure to Exercise Right of First Refusal. If the Trust fails to exercise the Right of First Refusal within the period specified in Paragraph 7.D., Grantee may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Trust of the Transfer Notice. The Trust shall have the right to demand further assurances from Grantee and the Proposed Transferee (in a form satisfactory to the Trust) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Trust until the Trust has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Grantee, shall again be subject to the Right of First Refusal and compliance by Grantee with the procedure described in this Section 7.

F. Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Trust, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Trust) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Agreement, including this Section 7 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Vested Newegg Shares shall be void unless the provisions of this Section 7 are met.

G. Assignment of Right of First Refusal. The Trust shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Trust.

H. Early Termination of Right of First Refusal. The other provisions of this Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (i) an Acquisition of Newegg, (ii) the public offering of Newegg Shares or (iii) the dissolution of the Trust.

8. Employment at Will. This Agreement is not intended to confer any right to employment with the Trust or Affiliate, and Grantee’s employment with an Affiliate shall remain “at will” unless expressly provided otherwise in a written agreement between Grantee and the Affiliate.

9. Withholding of Taxes. If required, payments under this Agreement will be reduced as necessary to pay withholding and payroll taxes and other deductions required by law.

10. Parachute Payment Limitation-Code Sections 280G and 4999. In the event that any payments to which Grantee becomes entitled in accordance with the provisions of this Agreement would otherwise constitute a parachute payment under Section 280G of the Internal Revenue Code of 1986 (as amended) (the “Code”), then such payments shall be subject to reduction to the extent necessary to assure that Grantee receive the greater of (i) the amount of those payments which would not constitute such a parachute payment or (ii) the amount which yields Grantee the greatest after-tax amount of benefits after taking into account any excise tax imposed on the payments provided to Grantee under this Agreement (or on any other parachute payments to which Grantee may be entitled) under Section 4999 of the Code.

11. No Assignment of Benefits. Except as set forth in Section 5 or in the event of Grantee’s death, neither the Restricted Newegg Shares, the Newegg Shares nor any other benefits under this Agreement are assignable or transferable by Grantee. In the event of Grantee’s death, the rights of Grantee under this Agreement shall transfer to Grantee’s legal representative or any person empowered under the deceased Grantee’s will or under the then applicable laws of descent and distribution.

12. Code Section 409A. It is intended that payments under this Agreement satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code (and any state law of similar effect) provided under Treasury Regulation Section 1.409A-l(b)(4) (as a “short-term deferral”). To the extent not so exempt, it is intended that payments under the Agreement comply with Treasury Regulation Section 1.409A-3(i)(5)(iv)(A) (applicable to “transaction-based compensation”).

13. Administration. This Agreement will be interpreted and administered by the Trustees of the Trust or a duly authorized committee of the Trustees. Any reference to the Trustees in this Agreement will be construed as a reference to the committee of the Trustees (if any) to whom the Trustees have assigned a particular function. The determinations of the Trustees with regard to this Agreement will be final and binding

14. Mutual Cooperation. The Trust and Grantee will cooperate with each other as much as possible, including signing any documentation necessary or appropriate.

15. Amendment of Agreement. The Trust may amend this Agreement without Grantee’s consent to the extent necessary or desirable to comply with applicable law. Otherwise, this Agreement may be amended by means of a written document signed by Grantee and the Trustee.

16. Adjustments for Changes in Capital Structure of Newegg. In the event of any change in the Newegg Shares effected without receipt of consideration by Newegg, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of Newegg, or in the event of payment of a dividend or distribution to the shareholders of Newegg in a form other than stock (excepting normal cash dividends) that has a material effect on the fair market value of the Newegg Shares, appropriate and proportionate adjustments shall be made in the number of Restricted Newegg Shares and/or Newegg Shares subject to this Agreement in order to prevent dilution or enlargement of Grantee’s rights under the Agreement.

17. Lock-Up Agreement. Grantee hereby agrees that in the event of any underwritten public offering of Newegg Shares, including an initial public offering of stock, made by Newegg pursuant to an effective registration statement filed under the Securities Act, Grantee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Newegg Shares or any rights to acquire Newegg Shares for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. Grantee hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by Newegg

18. Restrictions on the Issuance of Shares. The issuance of Newegg Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Newegg Shares may not be issued to Grantee if the issuance of Newegg Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Newegg Shares may then be listed. The inability of Newegg or the Trust to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Trust’s legal counsel to be necessary to the lawful issuance of Newegg Shares shall relieve the Trust of any liability in respect of the failure to issue such shares (or any proceeds derived therefrom) as to which such requisite authority shall not have been obtained.

19. Miscellaneous.

A. The Trust shall have the right to deduct amounts from the Newegg Shares sales proceeds in order to offset any obligations or amounts owed by Grantee to the Trust, whether by promissory note or otherwise. The payment(s) under this Agreement may be payable to Grantee on multiple occasions so long as Grantee holds Newegg Shares in the Grantee Share Account.

B. If any provision of this Agreement is held unenforceable, the remaining provisions of the Agreement shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Agreement.

C. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without reference to the principles of conflict of laws.

D. This Agreement shall not create or convey any equity or ownership interest in the Trust, nor any rights commonly associated with any such interest, including, but not limited to, the right to vote on any matters before the Trust.

E. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

* * * * *

IN WITNESS WHEREOF, the Trust has caused its duly authorized officers to execute and attest this Agreement, and Grantee has executed this Agreement, effective as of                          .

The Fred Chang Partners Trust

By:
Name: Lee Cheng
Title: Trustee

I hereby accept the Unit Award described in this Agreement, and I agree to be bound by the terms of this Agreement. I hereby further agree that all of the decisions and determinations of the Trust shall be final and binding.

Grantee